Exhibit 99.1

NEWS RELEASE

Federal Circuit Court Issues Favorable Ruling in Amkor’s Patent Case Against Carsem

CHANDLER, Ariz. – August 23, 2012 - Amkor Technology, Inc. (NASDAQ: AMKR) today announced that the U.S. Court of Appeals for the Federal Circuit issued a favorable ruling in Amkor’s appeal in its patent infringement case against Carsem (M) Sdn Bhd, Carsem Semiconductor Sdn Bhd, and Carsem Inc. before the U.S. International Trade Commission.

In the underlying ITC proceedings, the Administrative Law Judge had ruled that certain Carsem Dual and Quad Flat No-Lead (QFN) Packages infringe certain claims of one of Amkor’s patents (U.S. Patent No. 6,433,277) relating to MicroLeadFrame® (MLF) technology. However the ITC subsequently ruled that the infringed claims were invalid and terminated the proceedings. The Federal Circuit Court has now reversed the ITC’s determination of invalidity, and remanded the matter to the ITC for further proceedings consistent with its opinion.

“This is a significant decision in protecting Amkor’s technology and patent rights for MicroLeadFrame® packaging solutions,” said Ken Joyce, Amkor’s president and chief executive officer. “We believe this ruling sets the stage for the ITC to find a statutory violation of the Tariff Act and for the issuance of an exclusion order that would prohibit Carsem from importing its infringing Dual and Quad Flat No-Lead Packages into the United States. In addition, we believe this decision will support our efforts in the corresponding District Court action against Carsem in the Northern District of California where we are seeking an injunction and damages.”

Amkor’s U.S. District Court action in the Northern District of California has been stayed pending resolution of the ITC proceedings. In this action Amkor is seeking to enjoin Carsem from further infringement of patent claims of certain U.S. patents (including U.S. Patent No. 6,433,277), compensatory damages and treble damages due to willful infringement plus interest, costs and attorney’s fees.

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company’s Securities and Exchange Commission filings and on Amkor’s website: www.amkor.com.

Forward-Looking Statement Disclaimer

This announcement contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the ITC finding a statutory violation of the Tariff Act or the issuance of an exclusion order and statements regarding the

U.S. District Court action against Carsem in the Northern District of California. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, that there can be no assurance that the ITC will find a statutory violation of the Tariff Act or issue an exclusion order, that Amkor’s technology and patent rights for MicroLeadFrame® packaging solutions will be protected, or that Amkor will be successful in obtaining any of the relief it seeks in the U.S. District Court action against Carsem in the Northern District of California.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this announcement.

Contact:

Amkor Technology, Inc.

Joanne Solomon

Executive Vice President & Chief Financial Officer

480-786-7878

joanne.solomon@amkor.com